EXHIBIT 11

                      COMPUTATION OF NET EARNINGS PER SHARE
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Dollars in Thousands, Except Per Share Amounts)

                                             Year Ended July 31
                                      1997           1996           1995
                                      ----           ----           ----
Primary
-------
Average shares outstanding         25,157,488     25,736,941     26,365,316

Effect of stock options based
  on the treasury stock method
  using average market price          450,895        276,483        301,204
                                  -----------    -----------    -----------
                         Total     25,608,383     26,013,424     26,666,520
                                  ===========    ===========    ===========


                  Net Earnings    $    50,620    $    43,436    $    38,536
                                  ===========    ===========    ===========
Earnings Per Share:

        Net Earnings Per Share    $      1.98    $      1.67    $      1.45
                                  ===========    ===========    ===========

Fully Diluted
-------------
Average shares outstanding         25,157,488     25,736,941     26,365,316

Effect of stock options based
  on the treasury stock method
  using average market price
  during the year or ending
  market price, whichever is
  higher                              495,293        280,493        321,108
                                  -----------    -----------    -----------
                         Total     25,652,781     26,017,434     26,686,424
                                  ===========    ===========    ===========

                  Net Earnings    $    50,620    $    43,436    $    38,536
                                  ===========    ===========    ===========

Earnings Per Share:

        Net Earnings Per Share    $      1.97    $      1.67    $      1.44
                                  ===========    ===========    ===========

All share and per share amounts have been adjusted for all stock splits.